Exhibit 99.2

2700 LONE OAK DRIVE EAGAN, MN 55121

You may submit your proxy or voting instructions using the Internet, telephone or U.S. mail.

To use the Internet, go to www.proxyvote.com. To use the telephone, use a touch-tone telephone and call 1-800-690-6903. Have your proxy card in hand when you access the website or call and follow the instructions. You will need your 12 digit Control Number, which is located on this proxy card.

If you mail your proxy card, mark, sign and date your card and return it in the postage-paid envelope, or send it to: Northwest Airlines Corporation c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTING DEADLINES:

Northwest Airlines Retirement Savings Plan Participants: To submit your voting instructions using the Internet or telephone, you must do so before 5:00 p.m. EDT on Tuesday, September 23, 2008. If you wish to mail your voting instructions, you may use this proxy card and the enclosed envelope. Your completed proxy card must be received by the same date.

Stockholders of Record: To submit your instructions using the Internet or telephone, you must do so before 11:59 p.m. EDT on Wednesday, September 24, 2008. If you mail your proxy card it must be received by the same date.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Northwest encourages stockholders to sign up to receive proxy materials electronically in the future. Using electronic communication significantly reduces our printing and postage costs, and helps protect the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive stockholder communications electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NRTHW1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST AIRLINES CORPORATION			For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
NORTHWEST’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.			☐	☐	☐
1.	Election of Twelve Directors
Nominees:

01) Roy J. Bostock, 02) David A. Brandon,

03) Michael J. Durham, 04) John M. Engler,

05) Mickey P. Foret, 06) Robert L. Friedman,

07) Doris Kearns Goodwin, 08) Jeffrey G. Katz,

09) James J. Postl, 10) Rodney E. Slater,

11) Douglas M. Steenland, and

12) William S. Zoller

						NORTHWEST’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.		For	Against	Abstain
Vote on Proposals						3.	To ratify the appointment of Ernst & Young LLP as Northwest's independent registered public accounting firm for 2008.	☐	☐	☐
NORTHWEST’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.						NORTHWEST’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4.
2.

To adopt and approve the Agreement and Plan of Merger dated as of April 14, 2008 (as it may be amended from time to time, the “Merger Agreement”), by and among Northwest Airlines, Delta Air Lines, Inc. and Nautilus Merger Corporation.

			For ☐	Against ☐	Abstain ☐	4. To approve an amendment to the Northwest Airlines Corporation 2007 Stock Incentive Plan. NORTHWEST’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 5.		☐	☐	☐
						5.	To approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to adopt the Merger Agreement.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

Certification:

Pursuant to federal law and the Northwest Airlines Corporation Amended and Restated Certificate of Incorporation, voting Northwest common stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States Citizen as that term is defined in the Federal Aviation Act or that the shares of common stock represented by this proxy card have been registered on the Foreign Stock Registry of Northwest.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2007 are available at www.proxyvote.com. You will need your 12 digit Control Number, which is located on this proxy card.

PROXY

NORTHWEST AIRLINES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 25, 2008
9:30 A.M.
AXA EQUITABLE CENTER'S AUDITORIUM,
787 SEVENTH AVENUE, NEW YORK, NEW YORK 10019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHWEST AIRLINES CORPORATION

The undersigned hereby constitutes and appoints Douglas M. Steenland and Michael L. Miller (collectively, the “Named Proxies”), or either of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of Northwest Airlines Corporation (“Northwest”) to be held on September 25, 2008, and at any adjournment thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

THE NAMED PROXIES, PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE), SHALL VOTE ALL SHARES OF COMMON STOCK TO WHICH THE UNDERSIGNED IS ENTITLED TO VOTE SUBJECT TO THE DIRECTIONS (IF ANY) INDICATED ON THE REVERSE SIDE OF THIS PROXY, AND THE NAMED PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE NAMED PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

If the undersigned is a participant in the Northwest Airlines Retirement Savings Plan, the undersigned hereby instructs the Trustee of such plan to vote the shares of Common Stock allocated to the undersigned’s Retirement Savings Plan account at the Meeting, as indicated on the reverse side of this Proxy. These instructions will be confidential. If the Trustee does not receive voting instructions from the undersigned before 5:00 p.m. EDT on Tuesday, September 23, 2008, the shares of Common Stock allocated to the undersigned’s Retirement Savings Plan account will be voted by the Trustee in the same proportion as the shares for which voting instructions have been received.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE NAMED PROXIES INTEND TO VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)